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                                                                   Exhibit 10.13

                            INDEMNIFICATION AGREEMENT

         This Indemnification Agreement dated April 15, 1998 by and between LAWRENCE COHEN ("Cohen") and WALTER NAWROCKI ("Nawrocki") (collectively the "Shareholders") and REGISTRY MAGIC INCORPORATED (the "Company").

         WHEREAS, Cohen and Nawrocki are officers, directors and principal shareholders of the Company;

         WHEREAS, the Company has initiated a lawsuit against Dr. Roger Goldwyn ("Goldwyn"), a former executive of the Company (REGISTRY MAGIC INCORPORATED VS. ROGER GOLDWYN (Case No. 98- 0030046 (AO)), in the Circuit Court for Palm Beach County, Florida (the "Lawsuit"), whose employment was terminated simultaneously therewith;

         WHEREAS, the Shareholders and the Company anticipate that the Defendant will file a Counterclaim or otherwise seek to assert claims against the Company in a separate proceeding based on the termination of his employment and his relationship with the Company; and

         WHEREAS, the Company is undertaking a public offering of its securities and, as a condition to undertaking such public offering, the Shareholders are obligated to indemnify the Company in the event Goldwyn is successful in obtaining shares of Common Stock of the Company as part of any relief that may be awarded to him in the Lawsuit or such separate proceeding.

         NOW, THEREFORE, the parties agree as follows:

         1. Cohen and Nawrocki jointly and severally agree that, in the event that Goldwyn is successful in obtaining an award of Common Stock as a result of any counterclaim he may assert in the Lawsuit or in any separate lawsuit or proceeding he may initiate, or as a result of any settlement reached by the Company and Goldwyn in connection with the Lawsuit or such separate proceeding, such equity claim by Goldwyn will be satisfied from the personal shareholdings in the Company of the Shareholders.

         2. Any other recoveries by Goldwyn and any expenses incurred by the Company in conducting the Lawsuit or any separate proceeding will be borne by the Company.

         IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the above date.


                                           /s/ Lawrence Cohen
                                           ------------------------------------
                                           LAWRENCE COHEN



                                           /s/ Walt Nawrocki
                                           ------------------------------------
                                           WALT NAWROCKI



                                           REGISTRY MAGIC INCORPORATED, a
                                           Florida corporation



                                           By: /s/ Walt Nawrocki
                                               --------------------------------
                                           Name: Walt Nawrocki
                                                -------------------------------
                                           Title:  President